Exhibit 10.2


                     SECOND WHOLE ACCOUNT AGGREGATE
               EXCESS OF LOSS RETROCESSION AGREEMENT (E2)
                                  for
                   EMPLOYERS REINSURANCE CORPORATION










                       Effective January 1, 1996













                              Prepared by:

                           BATES TURNER, INC.
                      5200 Metcalf, P.O. Box 2959
                      Overland Park, Kansas 66201

                        Toll Free (800) 465-8072
                          Phone (913) 676-5920
                           Fax (913) 676-5940

                                CONTENTS

                   EMPLOYERS REINSURANCE CORPORATION
             SECOND WHOLE ACCOUNT AGGREGATE EXCESS OF LOSS
                      RETROCESSION AGREEMENT (E2)
                 -------------------------------------

  ARTICLE                                                             PAGE
  -------                                                             ----

        I     APPLICATION OF AGREEMENT...................................1
       II     BUSINESS RETROCEDED........................................1
      III     RETENTION AND RETROCESSION.................................2
       IV     RETROCESSIONAIRE RESERVE DETERMINATION...................2-3
        V     DEFINITIONS..............................................3-5
       VI     RETROCESSION PREMIUM AND ADJUSTMENT......................5-6
      VII     EXPERIENCE ACCOUNT BALANCE.................................6
     VIII     LOSS SETTLEMENTS...........................................7
       IX     COMMUTATION AND EXPERIENCE REFUND........................7-8
        X     COMMUTATION APPROVAL ON CORPORATION'S POLICIES.............8
       XI     EXPIRATION DURING LOSS.....................................8
      XII     STOP LOSS (AGGREGATE) INCLUSION............................9
     XIII     WARRANTY...................................................9
      XIV     CURRENCY...................................................9
       XV     ACCESS TO RECORDS..........................................9
      XVI     ERRORS AND OMISSIONS.......................................9
     XVII     TAXES.....................................................10
    XVIII     OFFSET....................................................10
      XIX     INSOLVENCY.............................................10-11
       XX     ARBITRATION............................................11-12
      XXI     NONWAIVER.................................................12
     XXII     INTERMEDIARY..............................................12
    XXIII     PARTICIPATION AND SIGNATURES..............................13

                   Employers Reinsurance Corporation

        Second Whole Account Aggregate XOL Retro Agreement (E2)


96573
07/09/96

             SECOND WHOLE ACCOUNT AGGREGATE EXCESS OF LOSS
                      RETROCESSION AGREEMENT (E2)
                      entered into by and between
                   EMPLOYERS REINSURANCE CORPORATION
                         Overland Park, Kansas
                 (hereinafter called the "Corporation")
                                  and
          the Retrocessionaire specifically identified on the
                     signature page attached hereto
              (hereinafter called the "Retrocessionaire")

                       Effective January 1, 1996

             ---------------------------------------------

WITNESSETH

In consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

APPLICATION OF AGREEMENT

This Agreement applies to all in force, new and renewal insurance and reinsurance written by the Corporation, as respects occurrences taking place anywhere in the world at or after January 1, 1996, 12:01 a.m., Central Standard Time, and prior to January 1, 1997, 12:01 a.m., Central Standard Time.


                                   ARTICLE II

BUSINESS RETROCEDED

This Agreement applies to all insurance and reinsurance business written and classified by the Corporation as property or business written and classified by the Corporation as other than property, covering in respect of exposures worldwide, including reinsurance assumed from subsidiary and/or affiliate companies, excluding life business written as such, but not excluding death benefits under accident or health Policies or workers' compensation Policies.

                                   ARTICLE III

RETENTION AND RETROCESSION

The Corporation shall retain for its own account as its own net retention, subject to the First Whole Account Aggregate Excess of Loss Retrocession Agreement (E1), all Ultimate Net Loss in the aggregate incurred during the term of this Agreement in respect of its Net Retained Liability up to and including an amount equal to 77% of Subject Gross Net Earned Premium Income (hereinafter "SGNEPI").

The Retrocessionaire shall indemnify the Corporation in respect of its Net Retained Liability for all Ultimate Net Loss in the aggregate incurred during the term of this Agreement in excess of the Corporation's own net retention, up to:

A) an amount equal to the first 5% of SGNEPI excess of an amount equal to 77% of SGNEPI provided that the total Ultimate Net Loss incurred by the Corporation exceeds an amount equal to 102% of SGNEPI and that the First Whole Account Aggregate Excess of Loss Retrocession Agreement
         (E1) does not provide protection for an amount equal to this first 5% of SGNEPI, and

B) an amount equal to 25% of SGNEPI excess of the sum of an amount equal to 102% of SGNEPI plus the amount recoverable under Part A of this
         Article III.

The Retrocessionaire's annual limit of liability in respect of Part A and Part B of this Article III combined shall not exceed the lesser of an amount equal to 25% of SGNEPI, or $500,000,000.

Notwithstanding the above, the liability of the Retrocessionaire shall not exceed the aggregate amount of ceded Ultimate Net Loss incurred and reported by the Corporation to the Retrocessionaire as of February 1, 1997.

                                   ARTICLE IV

RETROCESSIONAIRE RESERVE DETERMINATION

A) The Corporation shall determine the level of total reserves for Ultimate Net Loss for the term of this Agreement and shall revise those reserves from time to time as subsequent events require. Should the Retrocessionaire disagree with the reserves posted by the Corporation for the term of this Agreement, the Retrocessionaire shall select a firm, acceptable to the Corporation, to perform an independent reserve analysis. In the event the Retrocessionaire elects to have an independent reserve analysis conducted, the loss settlement date on which the Corporation seeks payment shall be delayed until completion of the analysis, or six months past the loss settlement date, whichever first occurs. The results of the independent reserve analysis shall be binding in establishing the reserve amount for this cover until such time as a subsequent study is conducted or the Retrocessionaire and the Corporation mutually agree to changes in the reserves. The cost of such study shall be borne by the Retrocessionaire.

RETROCESSIONAIRE RESERVE DETERMINATION
(continued)

B) If, subsequent to the Retrocessionaire making any payments under this Agreement, the reserves for the term of this Agreement are decreased, either by action of the Corporation or in accordance with paragraph A of this Article, then the Corporation shall refund to the Retrocessionaire the excess amount paid by the Retrocessionaire as determined using the revised reserves, if any, plus the Interest Credit calculated in accordance with this Article. The Interest Credit is payable immediately for the number of days beginning with the date(s) such excess amounts were paid by the Retrocessionaire and ending at the date the Retrocessionaire is reimbursed for such excess amount paid and/or is paid the Interest Credit due.

C)       The Interest Credit shall be the average of the three month
         U.S. Treasury Bill rate plus 200 basis points applied against the refund due to the Retrocessionaire.

                                    ARTICLE V

DEFINITIONS

As used in this Agreement:

A) The term "Ultimate Net Loss" shall mean the actual loss or losses paid or payable by the Corporation in settlement of claims or in satisfaction of awards or judgments (including prejudgment interest and plaintiff's costs included in the judgment) plus losses Incurred But Not Reported (hereinafter "IBNR") for all lines of business covered under this Agreement, subject however to the following limits within such Ultimate Net Loss:

         1) an aggregate limit for all Catastrophe Losses of $1,000,000,000 ($500,000,000 with respect to recoveries due under Part A of Article III);

         2) an aggregate sublimit for Catastrophe Losses occurring outside of the United States of America, its territories and possessions and Canada of $750,000,000; and

         3)    a per Occurrence limit of $800,000,000.

         Subject to the limits of this Agreement, "Ultimate Net Loss" also includes Loss In Excess Of Policy Limits and Extra Contractual Obligations losses which are incurred as a result of the Corporation's participation in any Original Policy which provides coverage for such losses, on the condition that the Corporation has, in advance of any conduct by the Original Insured in connection with the investigation, trial or settlement of any claim or failure to pay or delay in payment of any benefits under any Original Policy, counseled with the Original Insured and concurred in the Original Insured's course of conduct.

DEFINITIONS
(continued)

         The amount of loss paid or payable by the Corporation shall include all claim expenses covered under the Original Policy, but shall not include the Corporation's own claim expenses. Salvages and recoveries, including recoveries under all other reinsurances, whether collected or not, are to be first deducted from the amount of the loss paid or payable to arrive at the amount of liability, if any, attaching hereunder.

B)       The term "Extra Contractual Obligations" shall mean:

         1) Eighty percent of any amount paid or payable by the Corporation in excess of its Policy limits (limited to within the limit of this Agreement however), but otherwise within the terms of its Policy (hereinafter called "Loss In Excess Of Policy Limits"), as a result of an action against it by its Insured, or its Insured's assignee, to recover damages the Corporation is legally obligated to pay because of the Corporation's alleged or actual negligence or bad faith in rejecting a settlement within its Policy limits, or in discharging its duty to defend or prepare the defense in the trial of any action against its Insured, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action.

         2) Eighty percent of any punitive, exemplary, compensatory or consequential damages (limited to within the limit of this Agreement however), other than Loss In Excess Of Policy Limits, paid or payable by the Corporation as a result of an action against it by its Insured, its Insured's assignee, or a third party claimant, which action alleges negligence or bad faith on the part of the Corporation in handling a claim under a Policy subject to this Agreement.

         The term "Extra Contractual Obligations" shall not include any amount paid or payable by the Corporation where such amount has been incurred by the Corporation due to the fraud of a member of the board of directors, a corporate officer of the Corporation or any other employee with claims settlement authority, acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C) The term "Net Retained Liability" shall mean that portion of any Policy which the Corporation retains net for its own account, however gross of recoveries from the underlying First Whole Account Aggregate Excess of Loss Retrocession Agreement (E1), and in calculating the amount of Ultimate Net Loss hereunder, only loss in respect of that portion of any Policy which the Corporation retains net for its own account shall be included.

DEFINITIONS
(continued)

         The amount of the Retrocessionaire's liability under this Agreement shall not be increased by reason of the inability of the Corporation to collect from any other Retrocessionaire(s), whether specific or general, any amounts which may have become due from such Retrocessionaire(s), whether such inability arises from the insolvency of such other Retrocessionaire(s) or otherwise.

D) The term "Subject Gross Net Earned Premium Income" or "SGNEPI" shall mean the Corporation's subject gross premium income written less premiums paid for cancellations and reductions of rates and for other reinsurance carried by the Corporation, recoveries under which inure to the benefit of this Agreement, plus the subject gross net unearned premium at the beginning of the term, less the subject gross net unearned premium at the end of the term, said unearned premium being calculated on a monthly pro rata basis.

E) The term "Catastrophe Losses" shall mean property losses recorded by the Corporation which involve two or more Policies and total more than $7,500,000 of incurred loss net of inuring protection(s).

F) The unqualified term "Policy" shall mean all binders, policies, certificates, agreements, treaties, bonds or contracts of insurance, reinsurance or retrocession accepted or held covered provisionally or otherwise underwritten by the Corporation.

G) The term "Original Policy" shall mean the initial binder, policy, certificate, agreement, bond or contract of insurance that is subsequently reinsured.

H) The unqualified term "Insured" when used as a noun shall mean the person who obtained or is otherwise covered by insurance issued by the Corporation, or the reinsured who obtained reinsurance from the Corporation, or the retrocedent who obtained retrocession from the Corporation, as the context so requires.

I) The term "Original Insured" shall mean the entity who obtained or is otherwise covered by insurance that is subsequently reinsured or retroceded under this Agreement.

                                   ARTICLE VI

RETROCESSION PREMIUM AND ADJUSTMENT

A minimum and deposit premium of $25,000,000 is due at January 1, 1996. The retrocession premium shall be an amount equal to 49% of the amount of Ultimate Net Loss ceded under this Agreement as reported by the Corporation as of February 1, 1997. The retrocession premium, after deduction of the minimum and deposit premium previously paid, shall be due at February 15, 1997.

RETROCESSION PREMIUM AND ADJUSTMENT
(continued)

The Corporation shall pay to the Retrocessionaire $9,500,000 of the minimum and deposit premium at January 1, 1996. The balance of all premium, including retrocession premium due February 15, 1997, if any, shall be withheld by the Corporation in an Experience Account for the purpose of subsequent loss payments and profit sharing.


                                   ARTICLE VII

EXPERIENCE ACCOUNT BALANCE

The Corporation shall calculate a notional Experience Account Balance at the end of each quarter year until expiration of all of the Retrocessionaire's obligations under this Agreement. At January 1, 1996 the Experience Account Balance shall be zero. The Experience Account Balance thereafter shall equal:

              The  Experience   Account   Balance  at  the
            inception of the quarter plus the minimum and deposit premium, if any, due during the quarter less $9,500,000 and Federal Excise Tax, if applicable plus the retrocession premium due hereon, if any, during the quarter less Federal Excise Tax, if applicable
plus interest credited by applying a rate of 1.875% against the average positive Experience Account Balance for the quarter, calculated daily less the Spread paid to the Retrocessionaire for the quarter less Ultimate Net Loss paid by the Retrocessionaire for the quarter.

"Spread" shall mean the amount equal to the following percentages of the average positive Experience Account Balance for the quarter during the following calendar years, respectively:

A)       0.00% during calendar year 1996;

B)       0.25% during calendar years 1997, 1998 and 1999;

C)       0.625% during calendar years 2000, 2001 and 2002; and

D)       1.00% during calendar year 2003 and all calendar years thereafter.

At the option of the Retrocessionaire, the accrued Spread shall be paid to the Retrocessionaire at the end of any quarter in cash or withheld in the Experience Account.

                                  ARTICLE VIII

LOSS SETTLEMENTS

The Corporation shall report quarterly to the Retrocessionaire the development of the incurred Ultimate Net Loss ceded by a report showing in summary format the percentage and dollar amount of Ultimate Net Loss for the term, as advised at February 1, 1997, which has been paid by the Corporation. At such time as the amount of paid Ultimate Net Loss exceeds the retention under this Agreement, the Retrocessionaire shall reimburse the Corporation for such paid Ultimate Net Loss by payment within 30 days of the advice of amounts becoming due. To the extent the Experience Account is sufficient, the Retrocessionaire may reimburse the Corporation by consenting to the Corporation retaining for its own account from the Experience Account the amount of such paid Ultimate Net Loss.

Notwithstanding the above, the Retrocessionaire shall have no obligation to pay any part of any loss which would cause the Experience Account to be less than the product of negative 30% and the total premium ceded. Nothing set forth above shall be construed as prohibiting the Corporation from taking credit for Ultimate Net Loss ceded as the above is only applicable to cash transactions under this Agreement.


                                   ARTICLE IX

COMMUTATION AND EXPERIENCE REFUND

This Agreement may be commuted at the Corporation's sole option by giving 90 days advance written notice at any time of its intent to so commute after expiration of the term.

If at the time of commutation the amount of unpaid Ultimate Net Loss is less than or equal to the Experience Account Balance, the Retrocessionaire agrees to pay all unpaid Ultimate Net Loss as of the date of commutation.

If at the time of commutation the amount of unpaid Ultimate Net Loss is greater than the Experience Account Balance, the unpaid Ultimate Net Loss shall be commuted at an amount to be mutually agreed. If mutual agreement is not reached, then no commutation shall be permitted.

In the event that unpaid Ultimate Net Loss is commuted, the Retrocessionaire agrees to pay an experience refund equal to the positive difference, if any, between the Experience Account Balance after deduction of the accrued Spread due the Retrocessionaire, if any, which shall be paid to the Retrocessionaire at that time, and the commuted value of unpaid Ultimate Net Loss. Such payment of an experience refund shall be made by the Corporation's retention for its own account from the Experience Account.

COMMUTATION AND EXPERIENCE REFUND
(continued)

Payment by the Retrocessionaire of the commuted unpaid Ultimate Net Loss and the experience refund, if any, shall constitute a complete and final release of the Retrocessionaire in respect of its obligations under this Agreement.

Any amount due to the Corporation as calculated above shall be payable by the Retrocessionaire within 30 days following the date of commutation.


                                    ARTICLE X

COMMUTATION APPROVAL ON CORPORATION'S POLICIES

In the event of a commutation of any Policy resulting in the payment of Ultimate Net Loss in excess of $5,000,000 prior to the time required under the Corporation's Policies for the term of this Agreement, then the paid Ultimate Net Loss under this Agreement shall be determined as if such commutation or other arrangement had not occurred. The analysis to determine both the ultimate reserve amount and the payout pattern which would have occurred on a commuted Policy shall, unless waived in writing by the Retrocessionaire, be made on the basis of an independent reserve analysis. The Retrocessionaire will select a firm acceptable to the Corporation to conduct the analysis. The Retrocessionaire shall bear the cost of such analysis and the results of such analysis shall be binding in determining the ultimate reserve amount and payout pattern for the commuted reinsurance contract.


                                   ARTICLE XI

EXPIRATION DURING LOSS

(This article applies only to property insurance and reinsurance.)

If this Agreement expires while an occurrence covered hereunder is in progress, the Retrocessionaire's liability hereunder shall, subject to the other terms and conditions of this Agreement, be determined as if the entire occurrence had taken place prior to the expiration of this Agreement, provided that no part of such occurrence is claimed against any renewal or replacement of this Agreement.

                                   ARTICLE XII

STOP LOSS (AGGREGATE) INCLUSION

All aggregate Policies coming within the scope of this Agreement shall be covered on a risks attaching basis rather than on an occurrence basis. An aggregate Policy issued for a period of more than 12 months shall be considered as attaching at each anniversary date of such Policy while such Policy is in force.

                                  ARTICLE XIII

WARRANTY

The Corporation shall not introduce any change in its generally established practices, including but not limited to accounting, claims, acceptance and underwriting policies, in respect of the business which is the subject of this Agreement without the prior approval of the Retrocessionaire, and such approval shall not be unreasonably withheld by the Retrocessionaire. The Corporation specifically warrants that it will not change its gross line guide nor inuring protections without prior advice to and approval from the Retrocessionaire, and such approval shall not be unreasonably withheld by the Retrocessionaire.

                                   ARTICLE XIV

CURRENCY

All financial transactions contemplated by this Agreement shall be in the currency of the United States of America.

                                   ARTICLE XV

ACCESS TO RECORDS

At any reasonable time, the Retrocessionaire or its designated representatives shall have free access to all records of the Corporation which pertain to this Agreement.


                                   ARTICLE XVI

ERRORS AND OMISSIONS

Any inadvertent delays, omissions or errors shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified upon discovery, and does not impose any greater liability upon the other party than would have attached hereunder if the delay, omission or error had not occurred.

                                  ARTICLE XVII

TAXES

In consideration of the terms under which this Agreement is entered into, the Corporation will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America, the District of Columbia or Canada, and the Corporation will be liable for payment of all premium taxes on premium ceded under this Agreement.


                                  ARTICLE XVIII

OFFSET

The Corporation and the Retrocessionaire shall have the right to offset any balance(s) due from one to the other under this Agreement. The party asserting the right of offset may exercise such right any time whether the balance(s) due are on account of premiums or losses or otherwise. In the event of the insolvency of a party hereto, offset shall only be allowed in accordance with the provision of Section 7427 of the Insurance Law of the State of New York.

                                   ARTICLE XIX

INSOLVENCY

In the event of the insolvency of the Corporation, the retrocession under this Agreement shall be payable directly to the Corporation or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Corporation without diminution because of the insolvency of the Corporation or because the liquidator, receiver, conservator or statutory successor of the Corporation has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Corporation shall give written notice to the Retrocessionaire of the pendency of a claim against the Corporation indicating the Policy reinsured which claim would involve a possible liability on the part of the Retrocessionaire within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Corporation or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Retrocessionaire shall be chargeable, subject to the approval of the Court, against the Corporation as part of the expenses of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Corporation solely as a result of the defense undertaken by the Retrocessionaire.

INSOLVENCY
(continued)

Where two or more Retrocessionaires are involved in the same claim and a majority in interest elect to interpose defense of such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Corporation.

It is further understood and agreed that, in the event of the insolvency of the Corporation, the retrocession under this Agreement shall be payable directly by the Retrocessionaire to the Corporation or to its liquidator, receiver, conservator or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (a) where the Agreement specifically provides another payee of such retrocession in the event of the insolvency of the Corporation and (b) where the Retrocessionaire with the consent of the direct Insured or Insureds has assumed such Policy obligations of the Corporation as direct obligations of the Retrocessionaire to the payees under such Policies and in substitution for the obligations of the Corporation to such payees.

                                   ARTICLE XX

ARBITRATION

As a condition precedent to any right of action hereunder, any dispute arising out of this Agreement shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in Overland Park, Kansas, unless otherwise mutually agreed by the Corporation and the Retrocessionaire.

The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies, or underwriters at Lloyd's, London. Each party shall appoint its arbitrator and the two arbitrators shall choose an umpire before instituting the hearing. In the event that either party should fail to choose an arbitrator within 30 days following a written request by the other party to enter upon arbitration, the requesting party may choose two arbitrators who shall in turn choose an umpire before entering upon arbitration. In the event the two arbitrators fail to agree on an umpire either party shall have the right to submit the matter to the American Arbitration Association in effect at that time to name an umpire in accordance with the qualifications provided hereinabove.

Each party shall present its case to the arbitrators within 60 days following the date of their appointment. The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment upon the final decision of the board may be entered in any court of competent jurisdiction.

ARBITRATION
(continued)

If more than one Retrocessionaire is involved in the same dispute, all such Retrocessionaires shall constitute and act as one party for purposes of this Article and communications shall be made by the Corporation to each of the Retrocessionaires constituting the one party, provided, however, that nothing shall impair the rights of such Retrocessionaires to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Retrocessionaires under the terms of this Agreement from several to joint.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. In the event both arbitrators are chosen by one party, the expense of the arbitrators and the umpire shall be jointly and equally borne between the parties. The remaining costs of the arbitration proceedings shall be allocated by the board.

This Article shall survive the termination of this Agreement.


                                   ARTICLE XXI

NONWAIVER

The failure of the Corporation or the Retrocessionaire to insist on compliance with this Agreement or to exercise any right or remedy hereunder shall not constitute a waiver of any rights or remedies contained herein, nor estop either party from thereafter demanding full and complete compliance nor prevent either party from exercising such rights or remedies in the future.


                                  ARTICLE XXII

INTERMEDIARY

Bates Turner, Inc. is hereby recognized as the Intermediary negotiating this Agreement for business hereunder. All communications (including, but not limited to, notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements) relating hereto shall be transmitted to the Corporation or the Retrocessionaire through Bates Turner, Inc., 5200 Metcalf, P.O. Box 2959, Overland Park, Kansas, 66201. Payments by the Corporation to the Intermediary shall constitute payment to the Retrocessionaire to the extent of such payments. Payments by the Retrocessionaire to the Intermediary shall only constitute payment to the Corporation to the extent that such payments are actually received by the Corporation.

                                  ARTICLE XXIII

PARTICIPATION AND SIGNATURES

This Agreement obligates the Retrocessionaire specifically identified below ("Subscribing Retrocessionaire") for 50.00% of the liability and amounts set forth under this Agreement and the Subscribing Retrocessionaire is entitled to a corresponding part of the premiums set forth under this Agreement.

The share of the Subscribing Retrocessionaire in the interests and liabilities of all retrocessionaires in respect of this Agreement shall be separate and apart from the shares of the other retrocessionaires to this Agreement, and the interests and liabilities of the Subscribing Retrocessionaire shall be several and not joint with those of the other retrocessionaires and in no event shall the Subscribing Retrocessionaire participate in the interests and liabilities of the other retrocessionaires.


IN WITNESS WHEREOF, the parties hereto by their duly authorized officers have executed this Agreement in triplicate.

At Overland Park, Kansas, this 19th day of August, 1996.

EMPLOYERS REINSURANCE CORPORATION

By:               /s/ Joseph W. Levin

Attest:           /s/ Hoyt H. Wood, Jr.


At New York, New York, this 23 day of August,1996.

CENTRE REINSURANCE COMPANY OF NEW YORK


By:               /s/ William D. Scaldaferri

Attest:           /s/ Mark S. Baker